                                                                    EXHIBIT 99.1


                          BANCORPSOUTH COMPLETES MERGER
           WITH AMERICAN STATE BANK CORPORATION OF JONESBORO, ARKANSAS


TUPELO, Miss. - (November 30, 2005) - BancorpSouth, Inc., (NYSE:BXS) announced today from its corporate headquarters in Tupelo, Mississippi the completion of its merger with American State Bank Corporation of Jonesboro, Arkansas and the merger of American State Bank with its subsidiary BancorpSouth Bank, to be effective December 1, 2005. The merger expands BancorpSouth's Arkansas market presence into Northeast Arkansas, giving BancorpSouth 59 offices in Arkansas and approximately $1.9 billion in deposits.

BancorpSouth Chairman and CEO Aubrey B. Patterson said, "The merger of American State Bank Corporation with BancorpSouth allows our bank to expand its already strong position in Arkansas. BancorpSouth gains the benefit of an established presence in the Northeast Arkansas market, and the customers and employees of the former American State Bank will benefit from additional products and services of an $11.5 billion, community-oriented banking system."

Jim Kelley, President and COO of BancorpSouth, said, "American State Bank and BancorpSouth have virtually identical operating philosophies. Community-oriented banking and local decision-making have been the keys to the success of both organizations. This is a great fit for both banks."

American State Bank Corporation Chairman and CEO Frank Oldham added, "This merger enables us to partner with one of the most respected financial institutions in the South while we continue to provide our customers with the local, hometown customer service to which they have become accustomed." With the merger, Oldham becomes BancorpSouth's Regional President for Northeast Arkansas.

Prior to the merger, American State Bank Corporation was a privately held Arkansas corporation headquartered in Jonesboro. The company was the parent of American State Bank, a wholly owned state chartered subsidiary bank with approximately $292 million in deposits and $358 million in assets as of September 30, 2005. Originally formed in 1908 as the Bank of Wilson in Wilson, Arkansas, American State Bank conducted banking business through 11 branches in Jonesboro, Paragould, Pocahontas, Marmaduke, Osceola and Wilson. The company also owned American State Trust and Financial Services, Inc., which provided trust services, investment brokerage, investment management and financial retirement and estate planning.

Headquartered in Tupelo, Mississippi, BancorpSouth, taking into account the merger, is an $11.5 billion asset banking company that operates 271 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas with 272 ATMs and has a staff of approximately 4,000 full-time employees. BancorpSouth and its subsidiaries provide, in addition to traditional banking services, mortgage origination and servicing, student loans, leasing, credit card, trust and fiduciary services, brokerage, investment and insurance services.


FORWARD-LOOKING STATEMENTS:

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "anticipate," "believe," "estimate," "expect," "foresee," "may," "might," "will," "intend," "could," "would" or "plan," or future or conditional verb tenses, and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to benefits for customers and employees of the former American State Bank.

We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, BancorpSouth's ability to successfully integrate American State Bank after the merger, the ability of BancorpSouth to provide and market competitive services and products, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to expand geographically and enter fast-growing markets, changes in consumer preferences, changes in BancorpSouth's operating strategy, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, changes in laws and regulations affecting financial institutions, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the geographic concentrations of BancorpSouth's assets, the ability of BancorpSouth to compete with other financial services companies, possible adverse rulings, judgments, settlements and other outcomes of pending or threatened litigation or tax assessments, other factors generally understood to affect the financial condition or results of financial services companies and other factors detailed from time to time in BancorpSouth's press releases and filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.


                                      # # #